EXHIBIT 99.1

Heritage Oaks Bancorp Reports Second Quarter 2013 Results

PASO ROBLES, Calif., July 29, 2013 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp ("Heritage Oaks" or the "Company") (Nasdaq:HEOP), a bank holding company and parent of Heritage Oaks Bank (the "Bank"), reported net income of $2.7 million for the second quarter of 2013, compared with $1.9 million for the second quarter of 2012, and $3.7 million for the first quarter of 2013. For the first six months of 2013, net income was $6.4 million compared with $3.5 million for the same period in 2012.

Highlights

  Period end loans grew to $746.6 million, up 12.5% compared with June 30, 2012. This growth was the direct result of the strategy implemented in 2012 to hire additional relationship managers to expand the agribusiness, commercial, and residential business lines.

  Total deposits grew to $883.3 million at June 30, 2013, an increase of 5.9% compared with a year earlier. Non-interest bearing demand deposits grew 15% year-over-year, representing 32.5% of total deposits at June 30, 2013, resulting from our focus on building new and expanding existing client relationships.

  Credit quality continued to improve as a result of ongoing enhancements to credit administration. Classified assets declined $11.9 million, or 19%, to $50.4 million, and non-performing assets declined $8.0 million, or 36%, at June 30, 2013 compared with a year earlier. Annualized net loan charge-offs for the second quarter of 2013 declined 296 basis points to a net recovery of 0.10% compared with net charge-offs of 2.86% for the second quarter of 2012. The Company had no other real estate owned at June 30, 2013.

  Regulatory capital ratios improved to 12.6% and 17.0% for Tier 1 Leverage and Total Risk-Based Capital at June 30, 2013, respectively from 11.9% and 15.8% a year ago.

  The Series A Preferred Stock that was issued to the U.S. Department of the Treasury as part of the Troubled Asset Relief Program—Capital Purchase Program ("TARP CPP") was repurchased on July 17, 2013, at par plus accrued dividends, or $21.2 million, through a one-time dividend from the Bank to the Company.

  The Bank purchased a strategically located branch office building from Union Bank, N.A. in downtown San Luis Obispo, California in an effort to better serve our customers.

"We are pleased with our strong financial performance for the first half of 2013," said Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bancorp. "We believe our strong performance, in particular our loan and deposit growth, is reflective of our strategic decision to restructure our organization in 2012 by reducing back office costs and redeploying a portion of these cost savings to hire additional relationship bankers. These new team members are supporting our expansion into new geographic markets in Ventura County and deepening our penetration in existing markets, as well as expanding our product lines including agribusinesses and mortgage lending."

"We are excited to announce the purchase of a branch office building in downtown San Luis Obispo," said Ms. Lagomarsino. "Heritage Oaks Bank is the largest community bank in San Luis Obispo County and has the fifth largest market share overall in the County. Acquiring this branch location provides us with an outstanding location from which to serve our customers in the City of San Luis Obispo."

"We are also pleased to have repurchased all of the Preferred Stock held by the U.S. Department of the Treasury," said Ms. Lagomarsino. "Our ability to repurchase these shares with internal resources reflects our overall financial strength and marks another major milestone in our return to financial health. The repurchase of the Preferred Stock will eliminate the dilutive effect of preferred dividends on our common shareholders."

Net Income Available to Common Shareholders

Net income available to common shareholders for the second quarter of 2013 improved to $2.4 million, or $0.09 per diluted common share, compared with $1.5 million, or $0.06 per diluted common share, for the second quarter of 2012. For the first six months of 2013, net income available to common shareholders improved to $5.7 million, or $0.22 per diluted common share, from $2.7 million, or $0.10 per diluted common share, for the same period a year earlier. The key components of the change in net income available to common shareholders for the three and six month periods are discussed below.

Net Interest Income

Net interest income was $10.1 million, or 4.04% of average interest earning assets ("net interest margin"), for the second quarter of 2013 compared with $10.4 million, or 4.41% of average earning assets, for the same period a year earlier. For the first half of 2013, net interest income was $20.4 million, or 4.09% of average interest earning assets, compared with $21.1 million, or 4.56% from the same period a year ago. The decline in net interest margins is the result of the historically low interest rate environment and a relatively flat yield curve.

Provision for Loan Losses

No provisions for loan losses were recorded for the second quarter or the first six months of 2013 compared with $3.1 million and $6.4 million recorded in the same respective periods a year earlier. The lack of provisions for loan losses during the three and six months ended June 30, 2013 was largely driven by continued improvements in the overall credit quality of the loan portfolio, continued improvement in our historical loan loss experience, and a shift in the portfolio to loan products with lower credit risks. Net charge-offs declined $4.9 million, or 104.1%, to a net recovery of $0.2 million for the second quarter of 2013 compared with net charge-offs of $4.7 million for the same period a year earlier. For the first six months of 2013, net charge-offs declined $7.4 million, or 97.6%, to $184 thousand compared with $7.6 million for the same period in 2012.

Annualized net loan charge-offs to total gross loans for the second quarter of 2013 declined 296 basis points to a net recovery of 0.10% compared with net charge-offs of 2.86% for the second quarter of 2012. For the first six months of 2013, annualized net loan charge-offs to total gross loans declined 226 basis points to 0.05% compared with 2.31% for the same period a year earlier.

Non-Interest Income

Non-interest income was $2.9 million for the second quarter of 2013 compared with $3.5 million for the same period a year earlier. For the first half of 2013, non-interest income was $8.6 million compared with $6.0 million for the same period a year ago. Higher non-interest income during the first half of 2013 compared with the same period a year ago is primarily the result of $3.6 million gains on the sale of $84.6 million of investment securities, which were sold in the first quarter of 2013. These securities were sold to reduce the overall duration of the investment securities portfolio to limit interest rate risk and to provide a funding source for our strong loan demand. Total duration of the investment securities portfolio declined from 3.1 years prior to the sale of investment securities to 2.4 years after the sale.

Excluding gains on sale of investment securities, non-interest income increased 19.6% and 7.2% for the second quarter and first six months of 2013, respectively, compared with the same periods a year earlier reflecting improvements in the level of gains on sale of mortgages and gains recognized on the sale of the guaranteed portion of SBA loans, a program that was reinstituted in the second quarter of 2013.

Non-Interest Expense

Non-interest expense was $8.6 million for the three months ended June 30, 2013 compared with $9.1 million for the same period a year earlier. For the first half of 2013, non-interest expense was $18.4 million compared with $17.9 million for the same period a year ago. The decline in non-interest expense for the second quarter of 2013 was largely the result of a $0.7 million reduction in provision for mortgage repurchases as no such provisions were recorded in the current quarter. The increase for the first six months of 2013 was primarily the result of increased salary and employee benefit costs due to the lack of an incentive compensation plan in 2012, the 2013 merit increases, higher mortgage commissions due to increased mortgage production in 2013 and lower salary continuation plan costs in 2012 due to the reversal of unvested benefits for terminated employees. Other non-interest expense increased $0.4 million for the first six month of 2013 as compared with the same period in 2012 primarily as a result of higher loan administration costs associated with higher loan originations.

The Company's operating efficiency ratio improved to 65.0% for the second quarter of 2013 from 69.75% for the same period a year ago. For the first six months of 2013, the operating efficiency ratio increased to 71.4% from 67.7% a year earlier. Heritage Oaks' operating efficiency ratio for the three and six months ended June 30, 2013 reflects the impacts of the changes in non-interest expense discussed above, but perhaps the most notable impact on the operating efficiency ratio has been the negative impacts caused by the net interest margin compression resulting from the continuing effects of the low interest rate environment.

Income Taxes

Income tax expense was $1.7 million for the second quarter of 2013 compared with a $0.2 million tax benefit for the same period a year earlier. For the first half of 2013, income tax expense was $4.1 million compared with a $0.6 million tax benefit for the same period a year ago. The income tax benefits for both the three and six months ended June 30, 2012 included the impact of the partial reversal of the valuation allowance held against the Company's deferred tax assets, which allowance was fully reversed by the end of the third quarter of 2012.

Excluding the impact of the valuation allowance reversal in 2012, the Company's effective tax rate for the second quarter of 2013 was 38.6% compared with 29.7% for the same period a year ago, and 38.9% for the first half of 2013 compared with 32.0% for the same period in 2012. The year-over-year increase in the effective tax rates primarily reflects the higher tax benefits from tax exempt municipal interest relative to pre-tax income in 2012 as compared with 2013, as overall earnings improved in 2013.

Balance Sheet

Total assets increased $73.1 million, or 7.1%, to $1.1 billion at June 30, 2013 compared with a year earlier. The increase in total assets was primarily the result of growth in the loan portfolio. Total stockholders' equity was $146.3 million at June 30, 2013, an increase of $11.6 million or 8.6%, compared with a year earlier.

Total gross loans increased $82.9 million, or 12.5%, to $746.6 million at June 30, 2013 from $663.7 million at June 30, 2012, resulting from strong growth in commercial, residential, and agriculture lending relationships. Total new loan production, including mortgage loans originated for sale, increased $33.9 million, or 33.7%, to $134.5 million during the three months ended June 30, 2013 compared with $100.7 million a year earlier. Total deposits grew $49.4 million, or 5.9%, to $883.3 million at June 30, 2013 from $833.9 million a year earlier with the majority of the growth coming from non-interest bearing deposits.

The Company's liquidity ratio (total cash and cash equivalents plus unpledged marketable securities divided by the sum of total deposits and short-term liabilities less pledged securities) was 30.0% at June 30, 2013 compared with 34.6% at June 30, 2012, which reflects the reduction in the level of securities, which were used to fund loan growth and to repay short-term FHLB borrowings.

The Company's and the Bank's regulatory capital ratios exceeded the ratios generally required to be considered a "well capitalized" financial institution for regulatory purposes. The Tier I Leverage Ratios for the Company and the Bank were 12.6% and 12.3%, respectively at June 30, 2013 compared with the requirement of 5.0% to generally be considered a "well capitalized" financial institution for regulatory purposes. The Total Risk-Based Capital Ratios for the Company and the Bank were 17.0% and 16.6%, respectively, at June 30, 2013 compared with the requirement of 10.0% to generally be considered a "well capitalized" financial institution for regulatory purposes. The growth in the capital ratios at both the Bank and Company were somewhat tempered by a $3.1 million decline in accumulated other comprehensive income resulting from a decline in the fair value of the investment securities portfolio as interest rates have risen and interest rate yield curves have steepened. This decline in fair value offset the growth in equity attributable to net income generated for the quarter, which resulted in a $0.01 decline in the reported tangible book value per share at June 30, 2013.

The Company's pro-forma regulatory capital ratios at June 30, 2013, after considering the July 17, 2013 repurchase of Series A Preferred Shares from the U.S. Department of the Treasury are 10.6% and 14.6% for Tier 1 Leverage and Total Risk-Based Capital, respectively. These pro-forma regulatory capital ratios are significantly higher than the 5.0% and 10.0% minimum Tier 1 Leverage and Total Risk-Based Capital ratios generally required to be classified as a well-capitalized institution for regulatory purposes.

Asset Quality

Classified loans decreased $10.5 million or 17.2% to $50.4 million at June 30, 2013 compared with $60.9 million at June 30, 2012. Non-accrual loans decreased $7.0 million to $13.9 million at June 30, 2013, of which $11.0 million were still paying per their contractual terms, compared with $20.9 million of non-accrual loans at June 30, 2012. Non-performing loans to gross loans decreased to 1.9% at June 30, 2013 from 3.15% at June 30, 2012. The Company held no Other Real Estate Owned at June 30, 2013, a decrease of $1.1 million from June 30, 2012. Total non-performing assets, inclusive of non-accrual loans, decreased $8.0 million to $14.0 million at June 30, 2013 compared with $22.0 million at June 30, 2012. The percentage of non-performing assets to total assets was 1.3% at June 30, 2013 compared with 2.1% at June 30, 2012.

Total troubled debt restructurings ("TDRs") outstanding were $9.7 million at June 30, 2013 compared with $10.8 million at June 30, 2012.  The decrease in the level of reported TDRs is largely the result of payment activity on existing TDRs outpacing the level of new TDRs. The allowance for loan losses ("ALLL") was $17.9 million, or 2.4% of total loans at June 30, 2013, compared with $18.1 million, or 2.7% of total loans at June 30, 2012. The decrease in the ALLL to total loans ratio is due to continued improvement in the credit quality of the loan portfolio, the mix of loans in the portfolio, and declines in the historical loss experience of the loan portfolio.

Conference Call

The Company will host a conference call to discuss these second quarter results at 8:00 a.m. PDT on July 30, 2013. Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 and entering the conference ID 11934360, or via on-demand webcast. A link to the webcast will be available on Heritage Oaks Bancorp's website at www.heritageoaksbancorp.com. A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Quarterly Report on Form 10-Q

The Company intends to file with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, on or before August 9, 2013.  This report can be accessed at the U.S. Securities and Exchange Commission's website, www.sec.gov. Shortly after filing, it is also available free of charge at the Company's website, www.heritageoaksbancorp.com or by contacting the Company's Investor Relations Department. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

About Heritage Oaks Bancorp

With $1.1 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, two branch offices in San Luis Obispo and Santa Maria, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, and Morro Bay, as well as loan production offices in Goleta and Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. The Business First division has one branch office in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and the availability of acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to help identify forward‐looking statements.

Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: the uncertainty as to whether the financial crisis in the United States has fully been resolved, including the continuing relative softness in the California real estate market, and the response of federal and state government and our regulators thereto, general economic conditions in those areas in which the Company operates, competition, fluctuations in interest rates, changes in the Company's business strategy or development plans, changes in governmental regulation, changes in the credit quality of our loan portfolio, as well as economic, political and global changes arising from the war on terrorism, social unrest and other civil disturbances, the Company's ability to increase profitability and sustain growth, the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan losses, beliefs and expectations about, and requirements to comply with the terms of the MOU issued by the FRB, and financial policies of the United States government.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2013. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

Use of Non-GAAP Financial Information

Heritage Oaks Bancorp provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Earnings before income taxes and provision for loan losses, a non-GAAP financial measure, is presented because the Company believes adjusting its results to exclude tax and loan loss provisions provides stockholders with a useful metric for evaluating the core profitability of the Company. A schedule reconciling our GAAP net income to earnings before income taxes and provision for loan losses is provided at the end of the tables below.

Heritage Oaks Bancorp
Consolidated Balance Sheets
(unaudited)

(dollar amounts in thousands except per share data)	6/30/2013	3/31/2013	6/30/2012
Assets
Cash and due from banks	$ 24,337	$ 20,560	$ 19,308
Interest bearing deposits in other banks	14,202	17,957	13,250
Total cash and cash equivalents	38,539	38,517	32,558

Investment securities available for sale	237,540	247,890	260,786
Federal Home Loan Bank stock	4,739	4,575	4,575
Loans held for sale	9,786	9,138	9,333
Gross loans	746,611	704,880	663,670
Net deferred loan fees	(1,372)	(1,035)	(972)
Allowance for loan losses	(17,934)	(17,743)	(18,149)
Net loans held for investment	727,305	686,102	644,549
Premises and equipment	17,641	17,598	15,385
Deferred tax assets, net	21,760	18,959	19,422
Bank owned life insurance	15,593	15,472	15,097
Goodwill and other intangible assets	12,781	12,881	12,560
Other real estate owned	--	--	1,075
Other assets	11,198	13,552	8,434
Total assets	$ 1,096,882	$ 1,064,684	$ 1,023,774

Liabilities
Deposits
Non-interest bearing deposits	$ 287,098	$ 270,357	$ 249,740
Interest bearing deposits	596,231	592,458	584,173
Total Deposits	883,329	862,815	833,913
Short term FHLB borrowing	3,000	--	3,500
Long term FHLB borrowing	49,500	36,500	36,500
Junior subordinated debentures	8,248	8,248	8,248
Other liabilities	6,517	10,382	6,923
Total liabilities	950,594	917,945	889,084

Stockholders' equity
Preferred stock, 5,000,000 shares authorized: Series A senior preferred stock; $1,000 per share stated value issued and outstanding: 21,000 shares	20,726	20,630	20,347
Series C preferred stock, $3.25 per share stated value; issued and outstanding: 1,189,538 shares	3,604	3,604	3,604
Common stock, no par value; authorized: 100,000,000 shares; issued and outstanding: 25,342,560 , 25,331,541, and 25,234,262 shares as of June 30, 2013, March 31, 2013, and June 30, 2012, respectively	101,431	101,359	101,237
Paid in capital	7,580	7,471	7,134
Retained earnings / (accumulated deficit)	14,504	12,146	(68)
Accumulated other comprehensive (loss) / income	(1,557)	1,529	2,436
Total stockholders' equity	146,288	146,739	134,690
Total liabilities and stockholders' equity	$ 1,096,882	$ 1,064,684	$ 1,023,774

Book value per common share	$ 4.80	$ 4.82	$ 4.36

Tangible book value per common share	$ 4.30	$ 4.31	$ 3.86

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Three Months Ended
(dollar amounts in thousands except per share data)	6/30/2013	3/31/2013	6/30/2012
Interest Income
Loans	$ 9,787	$ 9,597	$ 9,646
Investment securities	1,213	1,433	1,730
Other	75	43	25
Total interest income	11,075	11,073	11,401
Interest Expense
Interest on deposits	710	660	774
Other borrowings	216	205	221
Total interest expense	926	865	995
Net interest income before provision for loan losses	10,149	10,208	10,406
Provision for loan losses	--	--	3,064
Net interest income after provision for loan losses	10,149	10,208	7,342
Non-Interest Income
Fees and service charges	1,120	1,015	1,106
Mortgage gain on sale and origination fees	1,089	774	1,035
Gain on sale of investment securities	5	3,586	1,064
Gain on sale of other real estate owned	--	--	10
Other income	698	286	279
Total non-interest income	2,912	5,661	3,494
Non-Interest Expense
Salaries and employee benefits	4,814	5,192	4,454
Occupancy	821	782	797
Information technology	640	627	694
Professional services	691	662	838
Regulatory	270	369	316
Equipment	435	415	423
Sales and marketing	147	121	124
Foreclosed asset costs and write-downs	53	55	98
Provision for mortgage loan repurchases	--	570	739
Amortization of intangible assets	100	100	86
Other expense	669	855	564
Total non-interest expense	8,640	9,748	9,133
Income before income tax expense / (benefit)	4,421	6,121	1,703
Income tax expense / (benefit)	1,705	2,391	(194)
Net income	2,716	3,730	1,897
Dividends and accretion on preferred stock	359	358	375
Net income available to common shareholders	$ 2,357	$ 3,372	$ 1,522

Weighted Average Shares Outstanding
Basic	25,130,299	25,112,004	25,076,226
Diluted	26,543,268	26,527,457	26,399,117
Earnings Per Common Share
Basic	$ 0.09	$ 0.13	$ 0.06
Diluted	$ 0.09	$ 0.13	$ 0.06

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Six Months Ended
(dollar amounts in thousands except per share data)	6/30/2013	6/30/2012
Interest Income
Loans	$ 19,384	$ 19,573
Investment securities	2,646	3,528
Other	118	52
Total interest income	22,148	23,153
Interest Expense
Interest on deposits	1,370	1,596
Other borrowings	421	402
Total interest expense	1,791	1,998
Net interest income before provision for loan losses	20,357	21,155
Provision for loan losses	--	6,395
Net interest income after provision for loan losses	20,357	14,760
Non-Interest Income
Fees and service charges	2,135	2,199
Mortgage gain on sale and origination fees	1,863	1,890
Gain on sale of investment securities	3,591	1,367
Gain on sale of other real estate owned	--	10
Other income	984	550
Total non-interest income	8,573	6,016
Non-Interest Expense
Salaries and employee benefits	10,006	8,990
Occupancy	1,603	1,814
Information technology	1,267	1,360
Professional services	1,353	1,401
Regulatory	639	867
Equipment	850	828
Sales and marketing	268	261
Foreclosed asset costs and writedowns	108	196
Provision for mortgage loan repurchases	570	857
Amortization of intangible assets	200	172
Other expense	1,524	1,116
Total non-interest expense	18,388	17,862
Income before income tax expense / (benefit)	10,542	2,914
Income tax expense / (benefit)	4,096	(568)
Net income	6,446	3,482
Dividends and accretion on preferred stock	717	756
Net income available to common shareholders	$ 5,729	$ 2,726

Weighted Average Shares Outstanding
Basic	25,121,151	25,066,945
Diluted	26,504,120	26,315,024
Earnings Per Common Share
Basic	$ 0.23	$ 0.11
Diluted	$ 0.22	$ 0.10

Heritage Oaks Bancorp
Key Ratios

	Three Months Ended			Six Months Ended
PROFITABILITY / PERFORMANCE RATIOS	6/30/2013	3/31/2013	6/30/2012	6/30/2013	6/30/2012
Net interest margin	4.04%	4.14%	4.41%	4.09%	4.56%
Return on average equity	7.36%	10.30%	5.66%	8.82%	5.24%
Return on average common equity	7.66%	11.18%	5.55%	9.40%	5.03%
Return on average tangible common equity	8.55%	12.51%	6.28%	10.51%	5.69%
Return on average assets	1.00%	1.40%	0.75%	1.20%	0.70%
Non interest income to total net revenue	22.30%	35.67%	25.14%	29.63%	22.14%
Yield on interest earning assets	4.41%	4.49%	4.84%	4.45%	4.99%
Cost of interest bearing liabilities	0.57%	0.54%	0.63%	0.55%	0.64%
Cost of funds	0.40%	0.38%	0.46%	0.39%	0.47%
Operating efficiency ratio (1)	65.00%	78.10%	69.75%	71.35%	67.71%
Non-interest expense to average assets, annualized	3.17%	3.66%	3.61%	3.42%	3.61%

ASSET QUALITY RATIOS

Non-performing loans to total gross loans	1.87%	1.73%	3.15%
Non-performing loans to equity	9.53%	8.33%	15.50%
Non-performing assets to total assets	1.27%	1.16%	2.14%
Allowance for loan losses to total gross loans	2.40%	2.52%	2.73%
Net charge-offs / (recoveries) to average loans outstanding, annualized	-0.10%	0.22%	2.86%	0.05%	2.31%
Classified assets to Tier I + ALLL	33.07%	32.17%	45.92%
30-89 Day Delinquency Rate	0.05%	0.24%	0.13%

CAPITAL RATIOS

Company
Leverage ratio	12.60%	12.72%	11.88%
Tier I Risk-Based Capital Ratio	15.77%	16.50%	14.50%
Total Risk-Based Capital Ratio	17.03%	17.76%	15.76%

Bank
Leverage ratio	12.26%	12.36%	11.46%
Tier I Risk-Based Capital Ratio	15.31%	15.99%	13.94%
Total Risk-Based Capital Ratio	16.57%	17.26%	15.21%

(1) The efficiency ratio is defined as total non interest expense as a percent of the combined net interest income plus non interest income, exclusive of gains and losses on securities sales, other than temporary impairment losses, gains and losses on sale of OREO and other OREO related costs and gains and losses on sale of fixed assets.

Heritage Oaks Bancorp
Average Balances

	For The Three Months Ended
	6/30/2013			3/31/2013			6/30/2012
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Interest bearing deposits in other banks	$ 11,176	0.22%	$ 6	$ 22,232	0.20%	$ 11	$ 15,032	0.13%	$ 5
Investment securities taxable	214,229	1.76%	940	207,656	1.91%	978	206,391	2.42%	1,241
Investment securities non taxable	34,530	3.17%	273	58,102	3.18%	455	57,480	3.42%	489
Other investments	6,588	4.20%	69	6,478	2.00%	32	6,531	1.23%	20
Loans (1)	741,150	5.30%	9,787	705,604	5.52%	9,597	662,661	5.85%	9,646
Total earning assets	1,007,673	4.41%	11,075	1,000,072	4.49%	11,073	948,095	4.84%	11,401
Allowance for loan losses	(17,856)			(18,046)			(20,068)
Other assets	101,929			97,589			89,003
Total assets	$ 1,091,746			$1,079,615			$ 1,017,030

Interest Bearing Liabilities
Interest bearing demand	$ 73,071	0.10%	$ 19	$ 71,769	0.11%	$ 19	$ 64,570	0.11%	$ 17
Savings	40,080	0.10%	10	39,297	0.10%	10	35,293	0.10%	9
Money market	288,004	0.33%	240	290,374	0.31%	225	285,105	0.37%	265
Time deposits	195,356	0.91%	441	183,278	0.90%	406	188,737	1.03%	483
Total interest bearing deposits	596,511	0.48%	710	584,718	0.46%	660	573,705	0.54%	774
Federal Home Loan Bank borrowing	52,137	1.34%	174	58,823	1.13%	164	54,995	1.21%	166
Junior subordinated debentures	8,248	2.04%	42	8,248	2.02%	41	8,248	2.68%	55
Total borrowed funds	60,385	1.43%	216	67,071	1.24%	205	63,243	1.41%	221
Total interest bearing liabilities	656,896	0.57%	926	651,789	0.54%	865	636,948	0.63%	995
Non interest bearing demand	277,713			263,127			236,421
Total funding	934,609	0.40%	926	914,916	0.38%	865	873,369	0.46%	995
Other liabilities	9,114			17,797			8,873
Total liabilities	943,723			932,713			882,242

Stockholders' Equity
Total stockholders' equity	148,023			146,902			134,788
Total liabilities and stockholders' equity	$ 1,091,746			$1,079,615			$ 1,017,030

Net interest margin		4.04%			4.14%			4.41%

Interest Rate Spread		3.84%	$10,149		3.95%	$ 10,208		4.21%	$ 10,406

(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Average Balances

	For The Six Months Ended
	6/30/2013			6/30/2012
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Interest bearing deposits in other banks	$ 16,674	0.21%	$ 17	$ 15,869	0.16%	$ 13
Investment securities taxable	210,962	1.83%	1,918	196,499	2.69%	2,627
Investment securities non taxable	46,250	3.17%	728	54,607	3.32%	901
Other investments	6,533	3.12%	101	6,559	1.20%	39
Loans (1)	723,475	5.40%	19,384	658,647	5.98%	19,573
Total earning assets	1,003,894	4.45%	22,148	932,181	4.99%	23,153
Allowance for loan losses	(17,951)			(19,742)
Other assets	99,771			86,003
Total assets	$ 1,085,714			$ 998,442

Interest Bearing Liabilities
Interest bearing demand	$ 72,423	0.11%	$ 38	$ 64,356	0.10%	$ 32
Savings	39,691	0.10%	20	34,643	0.10%	18
Money market	289,183	0.32%	465	281,110	0.38%	536
Time deposits	189,350	0.90%	847	188,350	1.08%	1,010
Total interest bearing deposits	590,647	0.47%	1,370	568,459	0.56%	1,596
Federal Home Loan Bank borrowing	55,461	1.23%	338	52,434	1.15%	299
Junior subordinated debentures	8,248	2.03%	83	8,248	2.51%	103
Total borrowed funds	63,709	1.33%	421	60,682	1.33%	402
Total interest bearing liabilities	654,356	0.55%	1,791	629,141	0.64%	1,998
Non interest bearing demand	270,461			225,653
Total funding	924,817	0.39%	1,791	854,794	0.47%	1,998
Other liabilities	13,431			10,062
Total liabilities	938,248			864,856

Stockholders' Equity
Total stockholders' equity	147,466			133,586
Total liabilities and stockholders' equity	$ 1,085,714			$ 998,442

Net interest margin		4.09%			4.56%

Interest Rate Spread		3.90%	$ 20,357		4.35%	$21,155

(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Loans and Deposits

(dollar amounts in thousands)
Loans	6/30/2013	3/31/2013	6/30/2012
Real Estate Secured
Multi-family residential	$ 20,632	$ 19,747	$ 17,168
Residential 1 to 4 family	50,271	46,894	33,859
Home equity lines of credit	33,596	32,852	31,290
Commercial	417,924	391,159	366,100
Farmland	48,620	25,936	10,559
Total real estate secured	571,043	516,588	458,976
Commercial
Commercial and industrial	112,115	120,988	130,916
Agriculture	24,957	27,820	19,022
Other	50	55	72
Total commercial	137,122	148,863	150,010
Construction
Single family residential	4,878	8,803	9,810
Single family residential - Spec.	723	847	349
Multi-family	757	767	1,574
Commercial	4,204	477	12,261
Total construction	10,562	10,894	23,994
Land	23,575	23,816	25,002
Installment loans to individuals	4,144	4,527	5,477
All other loans (including overdrafts)	165	192	211
Total gross loans	746,611	704,880	663,670
Deferred loan fees	1,372	1,035	972
Allowance for loan losses	17,934	17,743	18,149
Total net loans	$ 727,305	$ 686,102	$ 644,549
Loans held for sale	$ 9,786	$ 9,138	$ 9,333

Deposits	6/30/2013	3/31/2013	6/30/2012
Non-interest bearing deposits	$ 287,098	$ 270,357	$ 249,740
Interest bearing deposits:
NOW accounts	69,478	69,952	71,779
Other savings deposits	40,429	40,262	36,529
Money market deposit accounts	288,645	293,409	290,641
Time deposits	197,679	188,835	185,224
Total deposits	$ 883,329	$ 862,815	$ 833,913

Heritage Oaks Bancorp
Allowance for Loan Losses, Non-Performing and Classified Assets

	Three Months Ended
Allowance for Loan Losses	6/30/2013	3/31/2013	6/30/2012
Balance, beginning of period	$ 17,743	$ 18,118	$ 19,801
Provision for loan losses	--	--	3,064
Loans charge-off
Residential 1 to 4 family	23	--	--
Commercial real estate	67	--	2,354
Commercial and industrial	62	339	619
Construction	--	169	576
Land	--	34	1,383
Installment loans to individuals	55	118	9
Total charge-offs	207	660	4,941
Recoveries of loans previously charged-off	398	285	225
Balance, end of period	$ 17,934	$ 17,743	$ 18,149

Net charge-offs / (recoveries)	$ (191)	$ 375	$ 4,716

Non-Performing Assets	6/30/2013	3/31/2013	6/30/2012
Loans on non-accrual status
Residential 1-4 family	$ 753	$ 240	$ 511
Home equity lines of credit	56	57	384
Commercial real estate	299	703	4,884
Commercial and industrial	4,030	3,655	2,401
Agriculture	1,316	831	2,332
Construction	--	--	1,932
Land	7,460	6,640	8,352
Installment	29	101	82
Total non-accruing loans	$ 13,943	$ 12,227	$ 20,878
Other real estate owned (OREO)	--	--	1,075
Other repossessed assets	13	88	--
Total non-performing assets	$ 13,956	$ 12,315	$ 21,953

Classified assets	6/30/2013	3/31/2013	6/30/2012
Loans	$ 50,431	$ 48,734	$ 60,937
Other real estate owned (OREO)	--	--	1,075
Other	13	88	310
Total classified assets	$ 50,444	$ 48,822	$ 62,322

Classified assets to Tier I + ALLL	33.07%	32.17%	45.92%

Note: Classified assets consists of substandard and non-performing loans, OREO, non-investment grade securities, other repossessed assets, loans held for sale that were substandard and substandard letters of credit.

Heritage Oaks Bancorp
Quarter to Date Non-Performing Loan Reconciliation

(dollar amounts in thousands)	Balance March 31, 2013	Additions	Net Paydowns	Transfers to Foreclosed Collateral	Returns to Accrual Status	Net Charge-offs	Balance June 30, 2013
Real Estate Secured
Residential 1 to 4 family	$ 240	$ 659	$ (5)	$ --	$ (118)	$ (23)	$ 753
Home equity line of credit	57	--	(1)	--	--	--	56
Commercial	703	--	(182)	(222)	--	--	299
Commercial
Commercial and industrial	3,972	986	(179)	--	(687)	(62)	4,030
Agriculture	831	487	(2)	--	--	--	1,316
Land	6,323	1,254	(117)	--	--	--	7,460
Installment loans to individuals	101	59	(3)	(13)	(73)	(42)	29

Totals	$ 12,227	$ 3,445	$ (489)	$ (235)	$ (878)	$ (127)	$ 13,943

Heritage Oaks Bancorp
Year to Date Non-Performing Loan Reconciliation

(dollar amounts in thousands)	Balance December 31, 2012	Additions	Net Paydowns	Transfers to Foreclosed Collateral	Returns to Accrual Status	Net Charge-offs	Balance June 30, 2013
Real Estate Secured
Residential 1 to 4 family	$ 835	$ 659	$ (236)	$ --	$ (482)	$ (23)	$ 753
Home equity line of credit	58	--	(2)	--	--	--	56
Commercial	928	--	(215)	(222)	(192)	--	299
Farmland	1,077	--	(1,077)	--	--	--	--
Commercial
Commercial and industrial	4,657	1,342	(643)	--	(925)	(401)	4,030
Agriculture	907	487	(67)	--	(11)	--	1,316
Construction
Commercial	1,380	--	--	(1,211)	--	(169)	--
Land	7,182	1,303	(237)	--	(754)	(34)	7,460
Installment loans to individuals	285	129	(7)	(101)	(117)	(160)	29

Totals	$ 17,309	$ 3,920	$ (2,484)	$ (1,534)	$ (2,481)	$ (787)	$ 13,943

Heritage Oaks Bancorp
Quarter to Date OREO Reconciliation

(dollar amounts in thousands)	Balance March 31, 2013	Additions	Sales	Writedowns	Balance June 30, 2013
Real Estate Secured
Commercial	$ --	$ 163	$ (163)	$ --	$ --

Totals	$ --	$ 163	$ (163)	$ --	$ --

Heritage Oaks Bancorp
Year to Date OREO Reconciliation

(dollar amounts in thousands)	Balance December 31, 2012	Additions	Sales	Writedowns	Balance June 30, 2013
Real Estate Secured
Commercial	$ --	$ 1,374	$ (1,374)	$ --	$ --

Totals	$ --	$ 1,374	$ (1,374)	$ --	$ --

Heritage Oaks Bancorp
Reconciliation of GAAP to Non-GAAP Financial Measure

	Three Months Ended
(dollar amounts in thousands)	6/30/2013	3/31/2013	6/30/2012
GAAP net income	$ 2,716	$ 3,730	$ 1,897
Adjusted for:		`
Income tax expense / (benefit)	1,705	2,391	(194)
Provision for loan losses	--	--	3,064
Non-GAAP earnings before income taxes and provision for loan losses	$ 4,421	$ 6,121	$ 4,767
CONTACT: Simone Lagomarsino, President & Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com

         Mark Olson, EVP & Chief Financial Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5107
         molson@heritageoaksbank.com